     As filed with the Securities and Exchange Commission on May 15, 2000
                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          SEQUOIA SOFTWARE CORPORATION
             (Exact name of registrant as specified in its charter)

                 MARYLAND                                               52-1956677
     (State or other jurisdiction of                       (I.R.S. Employer Identification No.)
      Incorporation or organization)

          5457 TWIN KNOLLS ROAD
            COLUMBIA, MARYLAND                                             21045
 (Address of principal executive offices)                               (Zip Code)

             SEQUOIA SOFTWARE CORPORATION 2000 STOCK INCENTIVE PLAN
                              (Full title of plans)

    (Name, address and telephone
    number of agent for service)                              (Copy to:)
       RICHARD C. FAINT, JR.                         EDWIN M. MARTIN, JR., ESQUIRE
      CHIEF EXECUTIVE OFFICER                      PIPER MARBURY RUDNICK & WOLFE LLP
    SEQUOIA SOFTWARE CORPORATION                        1200 19TH STREET, N.W.
       5457 TWIN KNOLLS ROAD                            WASHINGTON, D.C. 20036
      COLUMBIA, MARYLAND 21045                              (202) 861-3900
           (410) 715-0206


                         CALCULATION OF REGISTRATION FEE


==================================================================================================================================
                                                                         PROPOSED               PROPOSED
                                                    AMOUNT                MAXIMUM               MAXIMUM               AMOUNT OF
                                                    TO BE                OFFERING              AGGREGATE             REGISTRATION
   TITLE OF SECURITIES TO BE REGISTERED           REGISTERED          PRICE PER UNIT         OFFERING PRICE              FEE
----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value                   6,828,775 (1)             $8.00 (2)         $54,630,200 (2)        $14,422.37 (2)
----------------------------------------------------------------------------------------------------------------------------------
                                                2,354,238 (1)             $1.15 (3)          $2,707,374 (3)           $714.75 (3)
----------------------------------------------------------------------------------------------------------------------------------
Total                                           9,183,013 (1)               N/A             $57,337,574            $15,137.12
==================================================================================================================================

(1) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of shares of Common Stock that may be offered or issued by reason of stock splits, stock dividends or similar transactions.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457. The proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based on the initial public offering price of Sequoia Software Corporation Common Stock on May 11, 2000 (i.e., $8.00).

(3) Computed solely for purposes of calculating the registration fee pursuant to Rule 457(h). The proposed maximum offering price per share, proposed maximum aggregate offering price, and the amount of the registration fee are based on the weighted average per share exercise price of the Plan's outstanding options, the shares issuable under which are registered hereby.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Not required to be included in this Form S-8 Registration Statement pursuant to introductory Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

       The following documents which have been filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

       (a)    Prospectus filed pursuant to Rule 424(b) under the Securities
              Act of 1933 (in connection with Registrant's Registration Statement on Form S-1, as amended, filed on February 8, 2000 (File No. 333-96421));

       (b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, ("Exchange Act") since the end of the fiscal year covered by the document referred to in (a) above; and

       (c) Description of Common Stock of the Registrant contained or incorporated in the registration statements filed by the Registrant under the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

       All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

       Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

       None.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

              As permitted by the Maryland General Corporation Law ("MGCL"), Article Ninth, Paragraph (i) of the Registrant's Amended and Restated Charter ("Registrant's Charter") provides for indemnification of directors and officers of the Registrant, as follows:

       To the maximum extent permitted by the General Laws of the State of Maryland, as from time to time amended, the Corporation shall indemnify its currently acting and its former directors against any and all liabilities and expenses incurred in connection with their services in such capacities, shall indemnify its currently acting and its former officers to the extent that indemnification shall be provided to directors, and shall indemnify its employees and agents and persons who serve and have served, at its request as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture or other enterprise. The Corporation shall, also to the same extent, advance expenses to its directors, officers and other persons, if any, and may by its by-laws, resolution or agreement make further provision for indemnification of directors, officers, employees and agents. No amendment or repeal of this paragraph, or the adoption of any provision of the Corporation's charter inconsistent with this paragraph, shall apply to or affect in any respect the indemnification of any director or officer of the Corporation with respect to any alleged act or omission which occurred prior to such amendment, repeal or adoption.

       Also, the Registrant's By-Laws contain indemnification procedures that implement the indemnification provisions of the Registrant's Charter. The MGCL permits a corporation to indemnify its directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceedings to which they may be a party by reason of their service in those or other capacities, unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to such proceedings and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services, or (c) in the case of any criminal proceedings, the director or officer had reasonable cause to believe that the action or omission was unlawful.

       As permitted by the MGCL, Article Ninth, Paragraph (h) of the Registrant's Charter provides for limitation of liability of directors and officers of the Registrant, as follows:

       To the maximum extent that limitations on the liability of directors and officers are permitted by Maryland statutory or decisional law, as from time to time amended or interpreted, no director or officer of the Corporation shall have any personal liability to the Corporation or its stockholders for money damages. This limitation on liability applies to events occurring at the time a person serves as a director or officer at the time of any proceeding in which liability is asserted. No amendment or repeal of this paragraph, or the adoption of any provision of the Corporation's charter inconsistent with this paragraph, shall limit or eliminate the right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

       The MGCL permits the charter of a Maryland corporation to include a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except to the extent that
(i) the person actually received an improper benefit or profit in money, property or services or (ii) a judgment or other final adjudication is entered in a proceeding based on a finding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

              Not applicable.

ITEM 8. EXHIBITS.

EXHIBIT
NUMBER               DESCRIPTION
------               -----------
4.1                  Amended and Restated Charter (incorporated by reference
                     to the exhibits to the Company's Registration Statement
                     on Form S-1 dated February 8, 2000 (File No. 333-96421),
                     as amended)

4.2 Amended and Restated By-Laws (incorporated by reference to the exhibits to the Company's Registration Statement on Form S-1 dated February 8, 2000 (File No. 333-96421), as amended)

4.3                  2000 Stock Incentive Plan (filed herewith)

5.1 Opinion of Piper Marbury Rudnick & Wolfe LLP, counsel for the Registrant, regarding the legal validity of the shares of Common Stock being registered for issuance under the Plans (filed herewith)

23.1                 Consent of Counsel (contained in Exhibit 5.1)

23.2                 Consent of Ernst & Young LLP, Independent Auditors (filed herewith)

24.1                 Power of Attorney (filed herewith)

ITEM 9. UNDERTAKINGS.

       The undersigned Registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                     (i) To include any prospectus required by Section 10(a)(3)
              of the Securities Act of 1933;

                     (ii) To reflect in the prospectus any facts or events
              arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                     (iii) To include any material information with respect to
              the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

       Paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbia, State of Maryland, on the 12th day of May, 2000.

                                         SEQUOIA SOFTWARE CORPORATION



                                         By: /s/ RICHARD C. FAINT, JR.
                                            ------------------------------------
                                            Richard C. Faint, Jr.
                                            Chief Executive Officer and
                                            Chairman of the Board

       Pursuant to the requirements of the Securities Act of 1933, this Form S-8 Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                                Title                                               Date
---------                                                -----                                               ----

/s/ RICHARD C. FAINT, JR.                      Chief Executive Officer and                                May 12, 2000
-----------------------------                      Chairman of the Board
Richard C. Faint, Jr.                         (Principal Executive Officer)


/s/ GREGORY G. HEARD                      Chief Financial Officer, Vice President                         May 12, 2000
-----------------------------                         and Treasurer
Gregory G. Heard                              (Principal Financial Officer)


/s/ MARC E. RUBIN                         Chief Accounting Officer, Vice President                        May 12, 2000
-----------------------------                          and Secretary
Marc E. Rubin                                 (Principal Accounting Officer)

       A majority of the Board of Directors (Richard C. Faint, Jr., Mark A. Wesker, William M. Gust, II, Jonathan I. Grabel, Andrew J. Filipowski, Marvin W. Adams, Lawrence A. Bettino and Richard R. Roscitt).

Date:          May 12, 2000                    By: /s/ EDWIN M. MARTIN, JR.
                                                   --------------------------------------------
                                                    Edwin M. Martin, Jr.   Attorney-In-Fact

                                  EXHIBIT INDEX

EXHIBIT
NUMBER               DESCRIPTION
------               -----------
4.1                  Amended and Restated Charter (incorporated by reference
                     to the exhibits to the Company's Registration Statement
                     on Form S-1 dated February 8, 2000 (File No. 333-96421),
                     as amended)

4.2 Amended and Restated By-Laws (incorporated by reference to the exhibits to the Company's Registration Statement on Form S-1 dated February 8, 2000 (File No. 333-96421), as amended)

4.3                  2000 Stock Incentive Plan (filed herewith)

5.1 Opinion of Piper Marbury Rudnick & Wolfe LLP, counsel for the Registrant, regarding the legal validity of the shares of Common Stock being registered for issuance under the Plans (filed herewith)

23.1                 Consent of Counsel (contained in Exhibit 5.1)

23.2                 Consent of Ernst & Young LLP, Independent Auditors (filed herewith)

24.1                 Power of Attorney (filed herewith)